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                                                                    Exhibit 10.3



                         Quest Diagnostics Incorporated

     Procedures for the Exercise of Designated Options by Covered Employees
                  As Approved by the Committee on May 13, 2003
         Under the 1996 and 1999 Employee Equity Participation Programs


         1. Purpose. The purpose of these Procedures is to provide for the mandatory deferral of proceeds of certain option exercises. These Procedures have been adopted by the Committee in accordance with Sections 2 and 6(a)(v) of the Company's 1996 Employee Equity Participation Program and Sections 2(b) and 5(b) of the Company's 1999 Employee Equity Participation Program and are an integral part of such Programs.

         2. Definitions.

         (a) "Account" means the Account maintained by the Company pursuant to
Section 4 with respect to each Participant.

         (b) "Base Options" has the meaning set forth in Section 5(b).

         (c) "Committee" has the meaning ascribed to such term in the Employee Equity Participation Programs.

         (d) "Common Stock" means the common stock of the Company, par value $.01 per share.

         (e) "Company" means Quest Diagnostics Incorporated.

         (f) "Employee Equity Participation Programs" means the Company's 1996 Employee Equity Participation Program and the Company's 1999 Employee Equity Participation Program, each as amended from time to time.

         (g) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         (h) "Notice Options" has the meaning set forth in Section 5(a).

         (i) "Option" means an option listed on Schedule A hereto, as amended from time to time.

         (j) "Participant" means a person listed on Schedule A hereto, as amended from time to time.

         (k) "Procedures" means these procedures for the exercise of Options by Participants under the Employee Equity Participation Programs as set forth herein and as amended from time to time. These Procedures are effective as of May 13, 2003.




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         (l) "Qualifying Shares" means shares of Common Stock that have been owned by a Participant and have been fully vested and fully transferable by such Participant for at least six months preceding the date of exercise of a Notice Option.

         (m) "Remaining Options" has the meaning set forth in Section 5(d).

         (n) "Year" means the Company's taxable year.

         3. Applicability of these Procedures. Unless otherwise determined by the Committee, these Procedures shall apply to each Participant and Option until each Participant's Account has been distributed and each Option has been exercised.

         4. Accounts. The Company shall establish an Account for each Participant on its books to which there shall be credited the Participant's stock units issued under these Procedures. The Participant at all times shall be fully vested in his or her Account.

         5. Procedures for Exercise of Options.No Option shall be exercised unless the following provisions shall have been satisfied:

         (a) Each Participant shall provide the Secretary of the Company with notice of exercise of any Options specifying the number of such Options that he or she elects to then exercise (the "Notice Options");

         (b) The Company shall determine the Notice Options to be exercised by the Participant without causing the total amount of taxable compensation realized by the Participant for the Year in connection with the exercise of Options to exceed two million dollars ($2,000,000) or such other amount as may be determined by the Committee (the "Base Options"), the determination of the Company being final and binding;

         (c) The Base Options shall be exercised in accordance with the regular procedures for the exercise of Options in effect from time to time under the Employee Equity Participation Programs and the applicable Option agreements;

         (d) The balance of the Notice Options that are not Base Options (the "Remaining Options") can be exercised during that Year only by the Participant "attesting" to his or her ownership of the number of Qualifying Shares required to pay for the shares of Common Stock to be acquired upon exercise of the Remaining Options, with the Qualifying Shares being valued as provided in the applicable Employee Equity Participation Program; provided, however, any election to exercise the Remaining Options shall not be valid to the extent that such Participant's Qualifying Shares are insufficient to pay the purchase price and such Remaining Options shall continue to be outstanding and exercisable at a later time in accordance with their terms and these Procedures; and


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         (e) In lieu of delivering shares of Common Stock to the Participant upon exercise of the Remaining Options by attestation pursuant to Section 5(d), the Company shall credit to the Participant's Account that number of stock units equal to the number of shares of Common Stock to which the Participant would have been entitled upon exercise of the Remaining Options, net of the "attested" Qualifying Shares.

         6. Dividend Equivalent Rights. Whenever a cash dividend is paid on Common Stock, each Participant shall be paid, as soon as practicable after the dividend payment date, a cash amount equal to the product of (i) the cash dividend payable on a share of Common Stock and (ii) the number of stock units credited to such Participant's Account.

         7. No Rights as Stockholder. No Participant shall have any of the rights of a stockholder of the Company with respect to stock units credited to his or her Account until a stock certificate has been issued to such Participant for shares of Common Stock in respect of such stock units.

         8. Adjustments. Any adjustment made to outstanding awards by the Committee in accordance with Section 5 of the 1996 Employee Equity Participation Program and Section 3(d) of the 1999 Employee Equity Participation Program shall also apply to the stock units credited to the Accounts in respect of Options exercised under such Program.

         9. Distribution of Accounts. Within 60 days after the end of the Year in which the Participant ceases to be listed on Schedule A hereto or at such earlier time that the Committee determines that a Participant is not a "covered employee" (as defined in Section 162(m)(3) of the Internal Revenue Code of 1986, as amended) for the Year, the Company shall transfer to the Participant one share of Common Stock for each stock unit credited to the Participant's Account, at which time the Participant's stock units shall be canceled. If, at the time shares of Common Stock are delivered in payment of stock units credited to a Participant's Account in respect of the exercise of Remaining Options, such shares would still be subject to any restrictions had the Participant received shares of Common Stock at the time of exercise (instead of stock units), then the same restrictions shall also apply to the shares of Common Stock delivered to the Participant in respect of his or her Account. Any shares of Common Stock delivered in respect of an Account shall be subject to any other restrictions as may be provided by the Committee under the Employee Equity Participation Programs and the applicable agreements relating to the Remaining Options that were exercised.

         10. Contractual Obligation. The obligation of the Company to make payments hereunder shall be contractual only and all such payments shall be made from the general assets of the Company. Each Participant and any other person or persons having or claiming a right to payments hereunder shall rely solely on the unfunded unsecured promise of the Company, and nothing herein shall be construed to give a Participant, or any other person or persons any right, title, interest or claim in or to any



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specific asset, fund, reserve, account or property of any kind whatsoever owned by the Company or in which it may have any right, title or interest now or in the future.

         11. Administration. The Committee shall have the authority to decide all questions involving the administration, interpretation or application of these Procedures. Any decision by the Committee concerning these Procedures shall be final and binding on all persons to which these Procedures apply. No member of the Committee shall be personally liable for any action or determination under these Procedures.

         12. Nonassignment. No rights of any Participant with respect to his or her Account may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of (including through the use of any cash-settled instrument), either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent and distribution. Any sale, exchange, transfer, assignment, pledge, hypothecation or other disposition in violation of the provisions of this Section shall be void. In the event of a Participant's death, the Participant's Account shall be distributed to the Participant's estate, and all of the provisions of these Procedures shall be binding upon any such Participant's estate.

         13. No Right to Continued Employment. Neither the provisions of these Procedures nor any action taken hereunder shall be construed to give any Participant any right to continue to be employed by or to perform services for the Company, any subsidiary or related entity. The right to terminate the employment of or performance of services by any Participant at any time and for any reason is specifically reserved to the Company, its subsidiaries and related entities.

         14. Tax Withholding. As a condition to the distribution of any shares of Common Stock in respect of an Account, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an Account (including without limitation FICA tax), the Company shall be entitled to deduct from other cash compensation payable to the Participant or require that the Participant remit to the Company or any of its subsidiaries an amount sufficient in the opinion of the Company to satisfy such withholding obligation. If the event giving rise to the withholding obligation is a transfer of shares of Common Stock, then the Company shall be entitled to retain shares of Common Stock in an amount sufficient to satisfy such withholding obligation. In such case, the Company shall transfer the net number of shares of Common Stock to the Participant by deducting the shares of Common Stock retained from the shares of Common Stock to be distributed in respect of such Participant's Account.

         15. Amendment or Termination. The Committee reserves the right at any time and from time to time to modify, alter, amend, suspend, discontinue or terminate these Procedures. Notwithstanding anything contained herein to the contrary, the Committee may direct at any time that shares of Common Stock (or the cash equivalent


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value of such shares) shall be distributed to Participants in full satisfaction of their Accounts.

         16. ERISA. In the event that it is determined that the establishment and maintenance of the Accounts pursuant to these Procedures constitutes a "pension plan" under Section 3(2)(A) of ERISA, such plan shall be considered a plan which is unfunded and is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees under ERISA Sections 201(2), 301(a)(3), and 401(a)(1).




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                                   SCHEDULE A


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[Participants]                           [Options]
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